UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                               ______________
                                  FORM 8-K


                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15 (D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of Earliest Event Reported)   April 10, 2006

                     Commission File Number: 000-14047

                     LIBERTY DIVERSIFIED HOLDINGS, INC.
           (Exact name of registrant as specified in its charter)

     Nevada                                                 04-2392188
(State or jurisdiction of                 (IRS Employer Identification No.)
 incorporation or organization)


                   2100 West Orangewood Avenue, Suite 220
                         Orange, California  92868
        (Address of principal executive offices, including zip code)

                               (949) 376-4846
            (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




                     LIBERTY DIVERSIFIED HOLDINGS, INC.

Section 1 Registrant's Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On April 7, 2006, Liberty Diversified Holdings, Inc. (the "Company") and Craig Williams executed a Termination and Release Agreement (the
"Termination Agreement") with regards to the Company's purchase of Peaceful Feet Shoeshine, Inc. ("Peaceful Feet") on September 6, 2005.

The Agreement for Purchase of Peaceful (the "Purchase Agreement"), provided that 100% of the ownership of Peaceful Feet would be transferred to the Company by Craig Williams and Peaceful Feet would operate as a wholly owned subsidiary of the Company. As partial compensation, Craig Williams was to receive 500,000 shares of the Company's Series B Preferred stock ("Preferred Shares"). Mr. Williams was also entitled to up to an additional 1,500,000 Preferred Shares based upon performance of Peaceful Feet.

There was no material relationship between the Company or its affiliates and any of the parties, other than with respect to this Agreement.
However, pursuant to the terms of the Agreement, Craig Williams, was to be named President of Peaceful Feet and was to be compensated in the amount of $5,000 per month. He was also to receive an independent contractor position with the Company's network marketing organization, eWorldMedia, Inc., a formerly wholly owned subsidiary of the Company.

Neither party performed under the Purchase Agreement: neither stock nor cash compensation was issued to Craig Williams and the transfer of 100% of the stock of Peaceful Feet was not completed. Craig Williams did however receive an independent contractor position with eWorldMedia, Inc.

Pursuant to the Termination Agreement, the Parties fully terminated and rescinded the Purchase Agreement and fully released each other from any
obligations thereunder.   The Company opted to terminate the Purchase
Agreement because its Board of Directors believes it to be in the best interests of the Company to concentrate its resources on the development of its wholly owned subsidiary, MCR Packaging and Printing Corp., Inc. The decision to terminate was mutual and amicable among the parties. No termination penalties were incurred by the Company. The disposition of Peaceful Feet does not represent the disposition of significant assets of the Company, as Peaceful Feet is a development stage company.




                                     2

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.



Date:  April 10, 2006              LIBERTY DIVERSIFIED HOLDINGS, INC.


                                   By: /S/ Ron Touchard
                                   -------------------------------------
                                           Ron Touchard
                                           Chief Executive Officer